UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2024

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TURTLE BEACH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

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001-35465
(Commission File Number)
Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor
White Plains, New York 10601
(Address of principal executive offices) (Zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Blue Torch Credit Facility

On August 7, 2024, Turtle Beach Corporation (the “Company”) entered into Amendment No. 1 to Financing Agreement (the “First Amendment”), to the financing agreement, dated as of March 13, 2024 (the “Financing Agreement”), by and among the Company, Voyetra Turtle Beach, Inc., VTB Holdings, Inc., each loan party thereto, the lenders from time to time party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent.

The First Amendment, among other things, amended and restated clause (d) of the definition of “Permitted Restricted Payments” to permit the Company to repurchase equity interests of the Company constituting common stock in an aggregate amount not to exceed $30,0000,000 prior to March 31, 2025, subject to the satisfaction of certain conditions, and made certain other technical changes. The other material terms of the Financing Agreement were unchanged.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Bank of America Credit Facility

On August 7, 2024, the Company entered into the Extension Letter Agreement (the “Extension Letter Agreement”) to the Amended and Restated Loan, Guaranty and Security Agreement (the “Loan Agreement”), by and among the Company, Voyetra Turtle Beach, Inc., TBC Holding Company LLC, Performance Designed Products LLC, Turtle Beach Europe Limited, VTB Holdings, Inc., the financial institutions party thereto from time to time as lenders and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the lenders.

The Extension Letter Agreement, among other things, extended the deadline by which the obligors under the Loan Agreement may make distributions to repurchase equity interests of the Company constituting common stock, subject to the satisfaction of certain conditions, or the “Permitted Stock Repurchase Deadline” (as defined in the Extension Letter Agreement), to March 31, 2025. The other material terms of the Loan Agreement were unchanged.

The foregoing description of the Extension Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Extension Letter Agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2024, the Company announced that John Hanson informed the Company of his intent to retire as Chief Financial Officer and Treasurer of the Company. Mr. Hanson is expected to remain in his current role until a successor is appointed and to remain with the Company in an advisory capacity following his successor’s appointment to support continuity and a smooth transition. The Company has initiated a search for a successor to Mr. Hanson as Chief Financial Officer and Treasurer of the Company. Mr. Hanson’s retirement is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On August 8, 2024, the Company issued a press release announcing Mr. Hanson’s intent to retire as the Company’s Chief Financial Officer and Treasurer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
10.1
Amendment No. 1 to Financing Agreement, dated August 7, 2024, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc., VTB Holdings, Inc., each other loan party, the lenders from time to time party thereto, and Blue Torch Finance, LLC, as collateral agent and administrative agent.

10.2	Extension Letter Agreement to the Amended and Restated Loan, Guaranty and Security Agreement, dated August 7, 2024, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc., Turtle Beach Europe Limited, and Bank of America, N.A., as administrative agent, collateral agent ad security trustee for the lenders.
99.1	Press Release of the Company, dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: August 13, 2024	By:	/s/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer and Treasurer